Exhibit 10.2

AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT

This AMENDMENT TO STRATEGIC ALLIANCE AGREEMENT (this “Amendment”) is made and entered into as of August 3, 2011 by ACCURAY INCORPORATED, a Delaware corporation (“Accuray”), and SIEMENS AKTIENGESELLSCHAFT, a corporation formed under the laws of the Federal Republic of Germany (“Siemens”).  Accuray and Siemens may be referred to in this Amendment individually as a “Party” or collectively as the “Parties.”

WHEREAS, the Parties have previously entered into that certain Strategic Alliance Agreement, dated as of June 8, 2010 (the “Strategic Alliance Agreement”);

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 6, 2011, and effective as of June 10, 2011, TomoTherapy Incorporated (“TomoTherapy”) was merged with and into a wholly-owned subsidiary of Accuray, with TomoTherapy surviving as a wholly-owned subsidiary of Accuray (the “Merger”);

WHEREAS, the Merger constitutes an Accuray Acquisition Change and, pursuant to Sections 10.3(a) and (c) of the Strategic Alliance Agreement, each of Accuray and Siemens may terminate the Strategic Alliance Agreement by delivery of a Termination Notice to the other Party within 60 days following the closing of the Merger; and

WHEREAS, the Parties desire to amend the Strategic Alliance Agreement to provide that either Party may exercise the termination rights set forth in Sections 10.3(a) and (c) with regard to the Merger by delivering a Termination Notice to the other Party at any time prior to December 31, 2011.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained in this Amendment, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1.                                       Amendment to the Strategic Alliance Agreement.  Notwithstanding anything to the contrary set forth in the Strategic Alliance Agreement, the Parties hereby agree that each Party shall have the right to exercise the termination rights set forth in Sections 10.3(a) and (c) with regard to the Merger by delivery of a Termination Notice to the other Party at any time on or prior to December 31, 2011.

2.                                       Capitalized Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Strategic Alliance Agreement.

3.                                       Effect of Amendment.  Except as amended above, the Strategic Alliance Agreement shall continue in full force and effect.

4.                                       Governing Law/Dispute Resolution.  This Amendment shall be governed by, and construed in accordance with, the laws of the Federal Republic of Germany excluding the United Nations Convention on Contracts of International Sale of Goods (CISG) and the provisions of German private international law. Further, all rules stipulated in the Strategic Alliance Agreement regarding dispute resolution, including without limitation the respective rules on arbitration, shall apply mutatis mutandis to this Amendment.

5.                                       Severability.  In the event that any provision of this Amendment becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Amendment shall continue in full force and effect without said provision.

6.                                       Modification.  This Amendment may not be altered, amended or modified in any way except by a written instrument referencing this Amendment signed by each Party.

7.                                       Counterparts.  This Amendment may be executed in counterparts, each of which shall be declared an original, but all of which together shall constitute one and the same instrument.

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The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

ACCURAY INCORPORATED		SIEMENS AKTIENGESELLSCHAFT

By:	/s/ Darren J. Milliken	By:	/s/ Walter Marzendorfer
Date:	3 August 2011	Date:	3/8/2011
Name:	Darren J. Milliken	Name:	Walter Marzendorfer
Title:	Senior VP and General Counsel	Title:	HIMCR CEO

By:	/s/ Euan S. Thomson	By:	/s/ David Kniss
Date:	4 August 2011	Date:	3/8/2011
Name:	Euan S. Thomson	Name:	David Kniss
Title:	President and Chief Executive Officer	Title:	Senior Counsel